Exhibit 8.1

Watson, Farley & Williams (New York) LLP
1133 Avenue of the Americas
New York, New York 10036

Tel (212) 922 2200

Fax (212) 922 1512
[•], 2010
Crude Carriers Corp.
3 Iassonos Street
185 37 Piraeus
Greece
Registration Statement on Form F-1
We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Crude Carriers Corp. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (“Rules”), of a registration statement on Form F-1 (such registration statement, any amendments or supplements thereto, including any post-effective amendments, the “Registration Statement”) relating to the proposed initial public offering by the Company of up to $310,500,000 in shares of common stock, par value $0.0001 per share of the Company.
In rendering this opinion, we have examined originals or photocopies of all such documents, including the Registration Statement and the prospectus contained therein (the “Prospectus”) and such corporate records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, its subsidiaries and affiliates as we have deemed necessary. We have also made inquiries of such officers and representatives of the Company, its subsidiaries and its affiliates, as we have deemed necessary.
In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as photocopies.
This opinion is limited to Marshall Islands Law, other than Marshall Islands securities laws, as to which we express no opinion, and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.
London — New York — Paris — Hamburg — Munich — Rome — Milan — Madrid — Athens — Piraeus — Singapore — Bangkok
Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253. It is regulated by the Solicitors Regulation Authority and its members are solicitors or registered foreign lawyers. A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address. Any reference to a ‘partner’ means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.
Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

Based on the facts as set forth in the Prospectus and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Prospectus under the caption “Marshall Islands Tax Considerations” and we confirm that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson, Farley & Williams (New York) LLP with respect to such matters as of the effective date of the Registration Statement and accurately state our views as to the tax matters discussed therein (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.
Very truly yours,
Watson, Farley & Williams (New York) LLP